Exhibit 99.1

DTS to Sell Cinema and Digital Images Business;
Reports 2006 Financial Results

Takes Steps to Improve Future Performance

Agoura Hills, Calif. - February 20, 2007 - DTS, Inc. (Nasdaq: DTSI) today announced that its Board of Directors approved a plan to sell its cinema and digital images business in order to focus exclusively on licensing branded entertainment technology to the large and evolving audio, game console, PC, portable and broadcast markets. The sales process has begun and is expected to conclude later in 2007. The cinema and digital images business, now known as “DTS Digital Cinema,” will focus on the potentially large and emerging market for digital cinema products and services.

In addition, the Company reported financial results for the fourth quarter and fiscal year ended December 31, 2006.

In the consumer business, the Company took steps during the fourth quarter to improve future performance, including the restructuring of its international licensing and DTS Entertainment activities and the buy-out of a commission agreement related to licensing intellectual property in the China market.

For fiscal year 2006, DTS reported total revenue of $78.3 million and net income of $3.0 million, or $0.16 per diluted share. This compares to total revenue of $75.3 million and net income of $7.9 million, or $0.43 per diluted share for fiscal year 2005. Included in the 2006 results were:

•	$3.6 million, or $0.12 per share net of tax, in stock-based compensation expenses under FAS 123R;
•	$3.0 million, or $0.16 per share net of tax, in restructuring costs to buy out a commission agreement for licensing intellectual property in the China market;
•	$0.8 million, or $0.03 per share net of tax, in restructuring costs related to the write down of DTS Entertainment inventory and other assets; and
•	$1.1 million, or $0.06 per share, in non-deductible costs related to the separation of the DTS Digital Cinema business; and
•	$0.3 million, or $0.01 per share net of tax, in Avica Technology Corporation expenses.

Excluding the above charges, Non-GAAP net income for 2006 would have been $10.0 million, or $0.54 per share.

For the fourth quarter of 2006, DTS reported revenue of $17.5 million and a net loss of $5.0 million, or $0.28 per share. This compares to revenue of $17.9 million and net income of $1.3 million, or $0.07 per diluted share, reported in the fourth quarter of 2005. Included in the fourth quarter 2006 results were $1.0 million, or $0.04 per share net of tax, in FAS 123R stock based compensation expenses, $3.8 million, or $0.20 per share net of tax, in restructuring costs, $0.7 million, or $0.04 per share, in non-deductible separation costs, and $0.3 million, or $0.01 per share net of tax, in Avica expenses.

Excluding the above charges, Non-GAAP net income for the fourth quarter of 2006 would have been $0.1 million, or $0.01 per share.

“Revenue in the fourth quarter of 2006 was lower than expected and, when taken in conjunction with separation and restructuring costs as well as the inventory write-down, our earnings performance was below our expectations,” commented Jon Kirchner, President and CEO. “Importantly, however, we have begun the process of divesting our DTS Digital Cinema business and are taking steps to better position the consumer business to capitalize on the expected acceleration of the high definition cycle.”

“The fourth quarter wraps up a challenging but productive year for DTS where we took significant steps toward evolving into a highly focused, scalable IP-centric consumer licensing business. As we enter 2007, we are at the beginning of what we believe will be a major transition to high-definition delivery, which we expect will result in significant revenue and profit growth over the next five years,” concluded Kirchner.

Included in DTS’ 2006 results and on its December 31, 2006 balance sheet is the impact of consolidating the results and financial position of Avica Technology Corporation. The Company’s license and option agreements have been interpreted to give DTS control over Avica’s activities and income streams, which necessitates consolidation under GAAP. This resulted in an increase in DTS’ consolidated assets of $3.6 million, liabilities of $3.9 million and an increase in consolidated expenses of $0.3 million.

Business Outlook
Beginning in the first quarter of 2007, management expects to report financial results related to its DTS Digital Cinema business as “discontinued operations” and is only providing an outlook for its consumer business in 2007.

For the consumer business in 2007:
•
Management expects revenue of $53 to $58 million for the year, including approximately $4 million in royalty recoveries. Year-over-year, royalty recoveries are expected to decline by more than $7 million in 2007. Excluding royalty recoveries, licensing growth would be in the range of 26% to 38% in 2007.

•
Management expects operating margins of approximately 20% in 2007. Operating margins are expected to increase in future years in conjunction with the acceleration of the high definition optical media cycle. Operating margins are targeted at or above 50% within the next five years.

•	Management expects EPS from continuing operations of $0.40 to $0.47, on an assumed share count of 18.5 million and a tax rate of 40%.

Conference Call Information
DTS will broadcast a conference call discussing the Company’s fourth quarter and fiscal year-end results today, Tuesday, February 20, 2007, starting at 5:00 p.m. Eastern Time. The live webcast of the call will be available from the Investor Relations section of the company’s corporate website at www.dts.com. A replay of the webcast will begin two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on February 20, 2007 through February 24, 2007, by dialing 800-405-2236 and entering the passcode 11083460. Callers outside the U.S. and Canada may access the replay by dialing 303-590-3000 and entering the passcode 11083460.

Non-GAAP Financial Measures
In this earnings release and during our earnings conference call and webcast as described above, we use or plan to discuss certain Non-GAAP financial measures. Generally, a Non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. A reconciliation between Non-GAAP and GAAP measures can be found in the accompanying tables. We believe that, while these Non-GAAP measures are not a substitute for GAAP results, they provide a basis for comparing the Company’s results of operations in 2006 with those reported historically. These Non-GAAP measures have been reconciled to the nearest GAAP measure as required under SEC rules. We compute Non-GAAP net income by adjusting GAAP net income for stock-based compensation charges related to the adoption of FAS 123(R) in January 2006, for costs related to the separation and restructuring of our business, and the impact of the Avica consolidation.

About DTS
DTS, Inc. (Nasdaq: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience.  DTS decoders are in virtually every major brand of 5.1-channel surround processor, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide.  A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, Surround Music and DVD-ROM software.  DTS audio products are featured on more than 28,000 motion picture screens worldwide.  Additionally, DTS provides imaging technology and services for the motion picture industry; DTS Digital Images is a wholly-owned subsidiary of DTS and an industry leader in image enhancement and restoration.  Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in Canada, China, France, Hong Kong, Ireland, Italy, Japan, and the United Kingdom.  For further information, please visit www.dts.com.

DTS is a registered trademark of DTS, Inc.

Investor Relations Contact:	Press Contact:
Erica Abrams	Kristin Thomson
The Blueshirt Group for DTS	Director of Public Relations
415-217-5864	DTS
erica@blueshirtgroup.com	818-706-3525
kristin.thomson@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the timing, costs and attention attendant to the divesture of our non-consumer business, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the company's inclusion in or exclusion from governmental and industry standards, customer acceptance of the company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, risks related to integrating acquisitions and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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(TABLES TO FOLLOW)

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	As of	As of
	December 31,	December 31,
	2005	2006

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,254	$17,097
Short-term investments	78,163	94,368
Accounts receivable, net of allowance for doubtful accounts of $370
and $256 at December 31, 2005 and December 31, 2006, respectively	7,311	7,472
Inventories, net	3,261	3,156
Deferred income taxes	7,255	7,053
Prepaid expenses and other current assets	3,112	2,032
Income taxes receivable, net	2,654	2,153
Total current assets	135,010	133,331
Property and equipment, net	7,375	11,338
Goodwill	3,585	3,585
Intangible assets, net	11,612	18,424
Deferred income taxes	303	878
Other assets	369	1,120
Total assets	$158,254	$168,676

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,634	$5,971
Accrued expenses	6,983	6,853
Deferred revenue	2,630	94
Total current liabilities	12,247	12,918
Deferred income taxes	1,917	600
Other long-term liabilities	-	1,466

Stockholders' equity:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized at
December 31, 2005 and December 31, 2006; no shares issued and outstanding	-	-
Common stock - $0.0001 par value, 70,000,000 shares authorized at
December 31, 2005 and December 31, 2006; 17,472,543 and 18,023,957 shares
issued and outstanding at December 31, 2005 and December 31, 2006, respectively	2	2
Additional paid-in capital	122,847	129,425
Retained earnings	21,241	24,265
Total stockholders' equity	144,090	153,692

Total liabilities and stockholders' equity	$158,254	$168,676

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2005	2006	2005	2006
	(Unaudited)

Revenues:
Technology and film licensing	$13,037	$12,739	$56,947	$59,053
Product sales and other revenues	4,877	4,724	18,305	19,261
Total revenues	17,914	17,463	75,252	78,314
Cost of goods sold:
Technology and film licensing	1,204	1,241	4,715	4,769
Product sales and other revenues	4,272	3,665	14,898	15,635
Total cost of goods sold	5,476	4,906	19,613	20,404
Gross profit	12,438	12,557	55,639	57,910
Operating expenses:
Selling, general and administrative	8,865	11,475	33,960	41,754
Research and development	2,629	3,333	9,867	12,334
In-process research and development	-	-	2,300	-
Separation and restructuring costs	-	4,507	-	4,903
Total operating expenses	11,494	19,315	46,127	58,991
Income (loss) from operations	944	(6,758)	9,512	(1,081)
Interest income, net	700	1,285	2,524	4,923
Other income (expense), net	54	(64)	154	-
Income (loss) before income taxes	1,698	(5,537)	12,190	3,842
Provision (benefit) for income taxes	356	(569)	4,282	818
Net income (loss)	$1,342	$(4,968)	$7,908	$3,024

Net income (loss) per common share:
Basic	$0.08	$(0.28)	$0.46	$0.17
Diluted	$0.07	$(0.28)	$0.43	$0.16
Weighted average shares used to compute
net income (loss) per common share:
Basic	17,456,559	17,792,500	17,321,148	17,623,063
Diluted	18,270,011	17,792,500	18,310,372	18,400,563

DTS, INC.

NON-GAAP EARNINGS PER SHARE RECONCILIATION
(Amounts in thousands, except share and per share amounts)

	For the Three		For the
	Months Ended		Year Ended
	December 31, 2006		December 31, 2006
	(Unaudited)

Earnings for per share calculations
GAAP Net income (loss)	$(4,968)		$3,024

FAS 123(R) Adjustments (included in cost of	(621)		(2,125)
goods sold and operating expenses),
net of income taxes

Separation and restructuring costs,	(4,198	) *	(4,594	) *
net of income taxes

Impact of Avica consolidation	(262	) *	(262	) *

Non-GAAP Net income	$113		$10,005

Earnings per share
GAAP Diluted EPS	$(0.28)		$0.16

FAS 123(R), net of income taxes	(0.04)		(0.12)

Separation and restructuring costs,	(0.24	) *	(0.25	) *
net of income taxes

Impact of Avica consolidation	(0.01	) *	(0.01	) *

Non-GAAP Diluted EPS	$0.01		$0.54

* Note: There is no tax benefit for separation costs, certain restructuring costs and the impact of the Avica consolidation, as these costs are non-deductible on our consolidated tax return under current tax regulations.